Exhibit 21 — List of Subsidiaries & Affiliates
The following are subsidiaries and affiliated corporations of the company at December 31, 2015.
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction of Incorporation or Organization

Agri Stats Brasil Servicos Informacoes Gerenciais Ltda.	Brazil
Agri Stats, Inc.	Indiana
Alnara Pharmaceuticals, Inc.	Massachusetts
Andean Technical Operations Center	Peru
Avian Holding Group, Inc.	New York
Avid Radiopharmaceuticals, Inc.	Pennsylvania
ChemGen Corporation	Massachusetts
del Sol Financial Services, Inc.	British Virgin Islands
Dista Ilac Ticaret Ltd. Sti.	Turkey
Dista, S.A.	Spain
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco (Taiwan) Animal Health Co. Ltd.	Taiwan
Elanco Animal Health Ireland Limited	Ireland
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Australasia Pty. Ltd.	Australia
Elanco Bangladesh Limited	Bangladesh
Elanco Canada Limited	Canada
Elanco Centre de Recherche Sante Animale SA	Switzerland
Elanco Deutschland GmbH	Germany
Elanco India Private Limited	India
Elanco Japan KK	Japan
Elanco Netherlands Holding B.V.	Netherlands
Elanco Rus Ltd.	Russia
Elanco Salud Animal SA de CV	Mexico
Elanco Switzerland Holding GmbH	Switzerland
Elanco US, Inc.	Delaware
Elanco-Valquimica, S.A.	Spain
ELCO Dominicana SRL	Dominican Republic
ELCO for Trade and Marketing, S.A.E.	Egypt
ELCO Holdings B.V.	Netherlands
ELCO Insurance Company Limited	Bermuda
ELCO Management, Inc.	Delaware
ELGO Insurance Company Limited	Bermuda
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly (Singapore) Pte. Ltd.	Singapore

State or Jurisdiction of Incorporation or Organization

Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly and Company	Indiana
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly and Company (Ireland) Limited	Ireland
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly and Company (Taiwan), Inc.	Taiwan
Eli Lilly and Company Limited	United Kingdom
Eli Lilly Asia Pacific SSC Sdn Bhd	Malaysia
Eli Lilly Asia, Inc.	Delaware
Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Benelux S.A.	Belgium
Eli Lilly B-H d.o.o.	Bosnia
Eli Lilly Bienes y Servicios S de RL de CV	Mexico
Eli Lilly Canada Inc.	Canada
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Danmark A/S	Denmark
Eli Lilly de Centro America, S.A.	Guatemala
Eli Lilly do Brasil Limitada	Brazil
Eli Lilly Egypt, S.A.E.	Egypt
Eli Lilly European Clinical Trial Services SA	Belgium
Eli Lilly Export S.A.	Switzerland
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Eli Lilly Finance, S.A.	Switzerland
Eli Lilly Ges.m.b.H.	Austria
Eli Lilly Group Limited	United Kingdom
Eli Lilly Holdings Ltd.	United Kingdom
Eli Lilly Hrvatska d.o.o.	Croatia
Eli Lilly Industries, Inc.	Delaware
Eli Lilly Interamerica Inc., y Compania Limitada	Chile
Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly International Corporation	Indiana
Eli Lilly Israel Ltd.	Israel
Eli Lilly Italia S.p.A.	Italy
Eli Lilly Japan K.K.	Japan
Eli Lilly Nederland B.V.	Netherlands
Eli Lilly Nigeria Ltd.	Nigeria
Eli Lilly Norge A.S.	Norway
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland
Eli Lilly Regional Operations GmbH	Austria
Eli Lilly Romania SRL	Romania
Eli Lilly S.A.	Switzerland
Eli Lilly S.A. -- Ireland Branch	Ireland
Eli Lilly Services, Inc.	British Virgin Islands

State or Jurisdiction of Incorporation or Organization

Eli Lilly Services India Private Limited	India
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Spain Holding ETVE, S.L.	Spain
Eli Lilly Sweden AB	Sweden
Eli Lilly Trading (Shanghai) Company Limited	China
Eli Lilly Trading S.A.	Switzerland
Eli Lilly Vostok S.A., Geneva	Switzerland
Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Express Markets, Inc.	Indiana
GEMS Services S.A.	Belgium
GEMS Services S.A. -- CC Branch	Belgium
Glycostasis, Inc.	Washington
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
ICOS Corporation	Washington
ImClone GmbH	Switzerland
ImClone LLC	Delaware
ImClone Systems International GmbH	Germany
ImClone Systems LLC	Delaware
Immuno-Vet Services (Pty) Ltd. South Africa	South Africa
IMMUNOVET Services Zambia Ltd.	South Africa
Irisfarma S.A.	Spain
Ivy Animal Health, Inc.	Delaware
Kinsale Financial Services	Ireland
Lilly Asia Ventures Fund I, L.P.	Cayman Islands
Lilly Asia Ventures Fund II, L.P.	Cayman Islands
Lilly Asian Ventures Fund III, L.P.	Cayman Islands
Lilly Cayman Holdings	Cayman Islands
Lilly China Research and Development Co., Ltd.	China
Lilly del Caribe, Inc.	Cayman Islands
Lilly Deutschland GmbH	Germany
Lilly France S.A.S.	France
Lilly Global Holdings B.V.	Netherlands
Lilly Global Nederland Holdings B.V.	Netherlands
Lilly Global Services, Inc.	Indiana
Lilly GmbH	Germany
Lilly Holdings B.V.	Netherlands
Lilly Holdings GmbH	Austria
Lilly Hungaria KFT	Hungary
Lilly ilaç ticaret limited şirketi	Turkey
Lilly Industries Holdings B.V.	Netherlands
Lilly Korea Ltd.	Korea

State or Jurisdiction of Incorporation or Organization

Lilly Nederland Holding B.V.	Netherlands
Lilly Pharma Fertigung & Distribution GmbH	Germany
Lilly Pharma Holding GmbH	Germany
Lilly Pharma Ltd.	Russia
Lilly Pharma Produktion GmbH & Co. KG	Germany
Lilly Portugal - Produtos Farmaceuticos, Lda.	Portugal
Lilly S.A.	Spain
Lilly Suzhou Pharmaceutical Co. Ltd.	China
Lilly Trading Co. LTD	China
Lilly USA, LLC	Indiana
Lilly Ventures Fund I LLC	Delaware
Lilly-NUS Centre for Clinical Pharmacology	Singapore
lisagen GmbH	Germany
Lohcexc Services Spain, S.L.	Spain
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
Lohmann Animal Health (Thailand) Co., Ltd.	Thailand
Lohmann Animal Health Asia Holding Co. Ltd.	Thailand
Lohmann Animal Health Espana S.L.L.	Spain
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health Holding GmbH	Germany
Lohmann Animal Health Hungaria Kereskedelmi Kft., Hungary	Hungary
Lohmann Animal Health International Inc.	Maine
Lohmann Animal Health Mexico, S.A. de C.V.	Mexico
Lohmann Animal Health Phils. Corp.	Philippines
Lohmann Animal Health Polska sp. z.o.o.	Poland
Lohmann Animal Health South Africa (Pty) Ltd.	South Africa
Lohmann Animal Health Ukraine TOV	Ukraine
Lohmann Beteiligungs GmbH	Germany
Lohmann Saude Animal LTDA	Brazil
Lohmann SE	Europe
Lohmann Services GmbH	Germany
Lohmann Taiwan Co. Ltd., Taiwan	Taiwan
Lohmann Veteriner Urunleri Sanayi Ticaret A.S.	Turkey
Novartis Animal Health SpA	Italy
Novartis Animal Health UK Limited	United Kingdom
Novartis Animal Vaccines Limited	United Kingdom
Novartis Sanidad Animal SL	Spain
Novartis Sante Animale S.A.S.	France
Novartis Saude Animal Ltda.	Brazil
Novartis Tiergesundheit AG	Switzerland
Novartis Tiergesundheit GmbH	Germany
Novartis Veterina d.o.o.	Slovenia
ooo Lohmann Animal Health (Russia)	Russia
OY Eli Lilly Finland AB	Finland

Pharmabrand, S.A.I.C.	Greece

State or Jurisdiction of Incorporation or Organization

Pharmaserve-Lilly S.A.C.I.	Greece
PT. Eli Lilly Indonesia	Indonesia
Pt. Lohmann Animal Health Indonesia	Indonesia
SGX Pharmaceuticals, Inc.	Delaware
Spaly Bioquimica, S.A.	Spain
UAB Eli Lilly Lietuva	Lithuania
Vericore Limited	United Kingdom
Vital Pharma Productos Farmaceuticos	Portugal